Exhibit 10.14

Form of Fiscal Year 2004 Bonus Plan for
Executive Vice President – General Merchandise Manger

Purpose

The Fiscal Year 2004 Bonus Plan has been developed to provide financial incentives to those members of management that can make an important contribution to Michaels’ success and to encourage those members to remain with the Company.

Eligibility

1.	To be eligible for a bonus under the Fiscal Year 2004 Bonus Plan, an associate must be in a bonus eligible position during Fiscal Year 2004. The Fiscal Year begins on February 1, 2004, and concludes on January 29, 2005.

2.	An associate must be employed with the Company, in good standing (see #8), and in a bonus eligible position at the time of bonus payout in order to be eligible to receive a bonus. If an associate is not employed in a bonus eligible position at the beginning of the fiscal year, but assumes a bonus eligible position during the fiscal year, he/she will be eligible to earn a prorated bonus based upon the number of full months that he/she was in the bonus eligible position. Individuals who assume a bonus eligible position on or before the 15th of the month will receive credit for that entire month. Individuals who assume such a position after the 15th will not receive credit for that month.

3.	Bonus payments will normally occur by April 15th, following the end of the fiscal year. Associates must be employed at the time of bonus payout in order to be eligible to receive a bonus.

4.	Anyone hired or placed in a bonus eligible position after November 15, 2004 will not be eligible to earn a bonus under the Fiscal Year 2004 Bonus Plan.

5.	Any associate who is on leave of absence longer than 90 days in Fiscal Year 2004 may be eligible to earn a prorated bonus for time worked during the fiscal year, in accordance with the normal proration guidelines outlined in this document.

6.	An associate must be in an active status for at least one month of Fiscal Year 2004, as defined in this document, to be eligible for any bonus consideration.

7.	If an associate is promoted or changes position during the fiscal year, the associate may be eligible for bonus earnings calculated using the number of full months (see #2) in each position, the respective base salaries, and the applicable target bonus amount(s).

8.	An associate must be in “good standing” at the time of bonus payout to be eligible for a Fiscal Year 2004 bonus. An associate does not meet this requirement if: 1) he/she receives an overall performance rating of “Unacceptable” for FY 2004; and/or 2) at the time of bonus payout (check date), he/she is on a Performance Improvement Plan (“PIP”) that was initiated during FY 2004. Associates who are on a Performance Improvement Plan that is initiated in FY 2005 will be eligible for a bonus payment for FY 2004.

How a Bonus is Earned

The following factors must be satisfied in order for an eligible associate to earn a bonus under the Year 2004 Bonus Plan.

1.	The associate must be eligible as set forth in the Eligibility section of the Year 2004 Bonus Plan.

2.	In order to earn a bonus under the Year 2004 Bonus Plan, an associate must be employed by the Company, in a bonus eligible position, at the time bonuses are paid. If an associate is not employed by the Company in a bonus eligible position at the time bonuses are paid, regardless of the reason for termination of employment, the associate does not earn a bonus under the Year 2004 Bonus Plan.

3.	An associate does not earn a bonus payment for FY 2004 if: 1) he/she receives an overall performance rating of “Unacceptable” for FY 2004 and/or 2) at the time of bonus payout he/she is on a Performance Improvement Plan (“PIP”) that was initiated during FY 2004. Associates who are on a Performance Improvement Plan that was initiated in FY 2004 will be eligible for a bonus payment for FY 2004.

The Company anticipates that this bonus plan will be part of an ongoing bonus program, but the Company does not guarantee that the program will in fact continue for future periods or that the terms of the program will not change.

When bonuses are paid, the Company typically makes bonus payments in April of the following fiscal year.

Bonus Payout Formula

Bonus payouts will be based upon your earned percentage multiplied by your base salary as of the first day of the fiscal year (February 1, 2004). Your earned percentage will be based upon actual performance as compared to Plan.

2004 Bonus Plan
Executive Vice President – General Merchandise Manger

Bonus Criteria	Point Value

1. Company Profit Before Taxes
2. Merchandising Comp Store Sales Plan (X% Comp)
3. Company Monthly Average Inventory ($) per Store
Total Points:

Company Profit Before Taxes
40 Potential Points
Plan:

% Of Plan	Points Earned

104+%
102%
100%
98%
96%
94%
Less than 94%

Merchandising Comp Store Sales Plan (X% Comp)
40 Potential Points
Plan:

% Of Plan	Points Earned

102%
101%
100%
99%
98%
97%
96%
95%
Less than 95%

Company Monthly Average Inventory ($) per Store
30 Potential Points
Plan:

% Of Plan	Points Earned

100%
101%
102%
103%
104%
105%
More than 105%

Bonus Payout Matrix

Total Points Earned	Bonus Payout % of Salary

Super – 100+
Stretch – 90
Target – 80
75
70
65
60
55
Less than 55

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